DATED THE 12th DAY OF November 2020

TOP POWER DEVELOPMENT LIMITED

AND

BC WEALTH MANAGEMENT LIMITED

****

TENANCY AGREEMENT

of

Units A, B & C on 33rd Floor, Tower A
and Carparking Space P24 on 2nd Floor
Billion Centre, No. 1 Wang Kwong Road
Kowloon Bay, Hong Kong

****

DATE AN AGREEMENT made the 12th day of November Two Thousand and Twenty

PARTIES **BETWEEN** the Landlord (the "**Landlord**"), which expression shall where the context so admits include the person or corporation for the time being entitled to the reversion immediately expectant on the term hereby created) and the Tenant (the "**Tenant**") as more particularly described and set out in the **FIRST SCHEDULE** hereto.

WHEREBY :

AGREEMENT TO LET & TAKE PREMISES

ANCILLARY RIGHTS

1. The Landlord shall let and the Tenant shall take on an "as is basis" ALL THOSE the premises (the "**Premises**") forming part of the Building (the "**Building**") TOGETHER with furniture fixture fitting equipment and effects (the "**Furniture**") more particularly described in the **FIRST SCHEDULE** hereto AND SUBJECT TO all rights, easements, privileges, restrictions, agreements and stipulations of whatever nature affecting the Premises and TOGETHER WITH the use in common with the Landlord and others having the like right of the common entrances, staircases, landings, lavatories and passages of the Building and of the escalators and lifts thereof (whenever the same shall be operating) EXCEPT AND RESERVED unto the Landlord and all persons authorised by the Landlord or otherwise entitled thereto:

   (a) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property together with the right to enter upon the Premises to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

   (b) the exclusive right to install in or affix to any part of the Building such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same provided that the Landlord shall cause as little interference as possible to the Tenant and make good any damage caused to the Premises forthwith;

   (c) the right to erect or alter or consent to the erection or alteration of any building for the time being on any adjoining or neighbouring property notwithstanding that such erection or alteration may diminish the access of light and air enjoyed by the Premises and the right to deal with any such property as it may think fit;

   (d) the right and liberty to enter upon the Premises in the circumstances in which the agreements by the Tenant contained in this Agreement permit such entry;

   (e) the right to subjacent and lateral support from the Premises for the remainder of the Building; and

   (f) the absolute and unfettered right to use the external walls of the Building for whatever purpose the Landlord may deem fit and to assign or delegate such right.

TERM

PAYMENT OF RENT

For the term specified in the **SECOND SCHEDULE** hereto (the "**Term**") determinable as hereinafter provided PAYING THEREFOR the rent specified in the **SECOND SCHEDULE** hereto (the "**Rent**"). The Rent is exclusive of Management Fee and Air-Conditioning Charge and Rates, and shall be paid in advance without any deduction on the FIRST day of each and every successive calendar month commencing with the first payment of which to be made upon signing of this Agreement and if the Rent is not so paid the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 2% per month from the date on which the same became due for payment until the date of payment as liquidated damages and not as penalty and such interest to be deductible from time to time from the security deposit paid hereunder by the Tenant to the Landlord provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

MANAGEMENT FEE & AIR-CONDITIONING CHARGES

2.1 The Tenant shall also pay to the Landlord and/or the Manager of the Building for the provision by the Landlord and/or the Manager of the Building of the maintenance and management (including the supply of central air-conditioning to the Premises) of the Premises Management Fee and Air-conditioning Charges specified in the **SECOND SCHEDULE** hereto (the "**Service Charges**") such sum to be paid monthly in advance throughout the Term and on the same days and in the same manner as the payment of Rent hereinbefore mentioned (or on such other days and in such manner as determined by the Manager) which shall be subject to interest on any amount in arrears and deductible from the security deposit (referred to in Clause 6) as aforesaid in Clause 1 hereof and subject to increase by the Landlord and/or the Manager as provided in Clause 2.2.

TO PAY INCREASE IN SERVICE CHARGES

2.2 The Parties hereto agree that the Service Charges shall be subject to increase at any time during the continuance of the Term by the Landlord and/or the Manager if the operating costs for the provision of the said maintenance and management services shall have increased and the Tenant shall pay and discharge the increased Service Charges in same manner as if such increased amount of the Service Charges had replaced the amount specified in the **SECOND SCHEDULE** hereto Provided that a written notice of at least one (1) month prior to such increase takes effect shall be given by the Landlord and/or the Manager to the Tenant.

MANAGER

3. For the purposes of this Agreement, the Manager shall mean any service company, agent or committee for the time being appointed by the Landlord and/or pursuant to the Deed of Mutual Covenant and/or Management Agreement or any sub-deed of mutual covenant made pursuant thereto applicable to the Premises in respect of the Building or the Building Management Ordinance (Cap.344) to undertake the management of the Building.

TENANT'S AGREEMENTS

4. The **TENANT HEREBY AGREES WITH THE LANDLORD** as follows :

TO PAY RENT

4.1 To pay the Rent to the Landlord in the manner herein stipulated.

TO PAY RATES & UTILITIES, ETC.

4.2.1 To pay Rates charged on the Premises as assessed by the Government quarterly in advance which shall be or be deemed to be payable and due on the first day of the months of January April July and October provided that the first payment thereof shall

be paid on the commencement of this Tenancy Agreement and in the event of the Premises not having been separately assessed to rates by the Government to pay quarterly in advance the same in the sum equivalent to 5 percent of the rent for the corresponding quarter and also to pay and discharge all taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be imposed or charged on the Premises or upon the owner or occupier in respect thereof by the Government of The Hong Kong Special Administrative Region or other lawful authority other than Government Rent, Property Tax and expenses of a capital or non-recurring nature.

4.2.2 To pay and discharge all taxes, assessments, duties, impositions, charges and outgoings of an annual or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of The Hong Kong Special Administrative Region or other lawful authority (Government Rent and Property Tax alone excepted).

4.2.3 To pay and discharge all deposits and charges for electricity, gas, water telephones and air-conditioning incurred in relation to the Tenant's use and occupation of the Premises as may be shown by the separate meter or meters installed upon the Premises or by accounts rendered to the Tenant.

TO PAY COSTS OF CLEANSING & CLEARING OF DRAINS

4.3 To pay on demand to the Landlord any reasonable costs incurred by the Landlord in cleansing and clearing any drains choked or stopped up owing to careless use by the Tenant or its employees customers invitees or licensees.

FITTING OUT & COSTS, ETC.

4.4.1 To fit out the Premises at the Tenant's expense in accordance with such plans and specifications as shall have been first submitted to and approved in writing by the Landlord in a good and proper workmanlike fashion and so to maintain the same throughout the Term in good repair and condition to the satisfaction of the Landlord.

4.4.2 To pay the Landlord or where applicable the Manager forthwith on demand all reasonable costs, fees, charges and expenses (including the fees and disbursements for surveyors, architects, engineers and consultants) incurred by the Landlord and/or the Manager in connection with the consideration and approval of any plans, drawings, specifications or other information submitted by the Tenant for the Landlord's and/or the Manager's approval. For the avoidance of doubt, the Landlord is not to approve the Tenant's plans and drawings, etc. for any Government authorities.

4.4.3 Not to commence any fitting out works unless and until all necessary approvals licences or permits relating thereto have been obtained from the relevant Government departments or authorities and if the Tenant shall for any reason commence any such works prior to obtaining the necessary approvals licences or permits from the relevant Government authorities the Tenant shall be solely responsible for the consequences of such unauthorised works.

4.4.4 Not to cause or permit to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval in writing of the Landlord and/or the Manager (which approval shall not be unreasonably withheld or delayed) and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the

Landlord any fees and/or costs incurred and in that event Clause 4.4.2 hereof applies.

CONTRACTOR, INSURANCE & COSTS, ETC.

4.5.1 To notify the Landlord of the carrying out of the material fitting out works, decorations and alterations and to employ or engage licensed contractor or contractors to carry out such fitting out works, decorations and/or alterations.

4.5.2 To carry out all such fitting out works decorations and alterations to the Premises in accordance with the instructions and stipulations from time to time given by the Landlord and/or the Manager.

4.5.3 To install at the Tenant's expenses and subject to the prior written approval of the Landlord all cable supply mains, and other utility services inside or leading to the Premises. In order to enable the building services of the Building to be effectively coordinated and controlled the Tenant also agrees that all electrical wiring and other electrical works and approved alterations to the building services in or for the Premises shall be carried out at the Tenant's costs and expenses only by the Landlord's nominated contractor.

4.5.4 To take out adequate insurance policy, prior to the carrying out of the fitting out works or decoration, with a reputable insurance firm against any loss, injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant or its servants or its contractors as a result of the carrying out of such works. The insurance policy shall also be endorsed to show the Landlord as the registered owner of the Premises and as the co-beneficiary.

4.5.5 To be responsible for all costs and charges for temporary power and other facilities supplied to the Tenant or the Premises during the decoration period.

4.5.6 To remove and clear away all decoration debris and waste materials during the decoration period and to repair and make good any damage cause to the Premises and/or Building forthwith upon demand of the Landlord and/or the Manager.

TO KEEP IN GOOD CONDITION, ETC.

4.6 To keep all part of the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls, floors and ceilings and the Landlord's fixtures and fittings therein and all additions thereto including all doors, windows, electrical installations and wiring, light fittings, suspended ceiling and fire alarm and fire fighting installations in good clean tenantable substantial and proper repair and condition and properly preserved and painted as may be appropriate from time to time.

TO PROTECT INTERIOR

4.7 To take all reasonable precautions to protect the interior of the Premises from damage threatened by an approaching storm gale or typhoon.

TO REPAIR ELECTRICAL WIRING, ETC.

4.8 To repair or replace, if so required by the appropriate Supply Company, Statutory Undertaker or Authority as the case may be under the terms of any Ordinance relating to the supply of electricity for the time being in force or any Orders in Council or Regulations made thereunder, all the electrical wiring installations and fittings installed by the Tenant within the Premises and the wiring from the Tenant's meter or meters to and within the same.

TO REPAIR DRAINS,

4.9 To keep in good clean substantial and proper repair and condition all drains, pipes,

PIPES & CABLES, ETC.

cables, wires, ducts and apparatus associated therewith and any equipment and fittings ancillary thereto which belong to or form part of or solely serve the Premises and to indemnify the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this clause Provided that nothing herein shall oblige the Tenant to carry out works of a structural nature.

TO REPLACE WINDOW GLASS

4.10.1 To replace all broken or damaged window glass in or at the Premises at the Tenant's own cost.

4.10.2 To keep all windows and lights in or at the Premises and all external windows and lights at all times in a clean and sanitary state and condition Provided that the cleaning of all external windows and lights shall be carried out at the Tenant's costs by the Landlord's nominated contractor.

TO MAINTAIN WATER APPARATUS

4.11 At the expense of the Tenant to maintain all toilets and water apparatus located within the Premises (or elsewhere if used exclusively by the Tenant and its employees customers invitees or licensees) in good clean substantial and proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

TO PAY COSTS OF REPAIRING FANCOIL UNITS

4.12 To reimburse to the Landlord the costs of repairing or replacing any air-conditioning apparatus or installations within the Premises which is damaged or rendered defective.

CONTRACT FOR CLEANING

4.13 To employ only contractor(s) approved in writing by the Landlord for all cleaning works in relation to the Premises.

TO INFORM LANDLORD OF DAMAGE

4.14 To give notice to the Landlord or the Manager of any damage that the Premises may suffer and of any defect in the water and gas pipes electrical wiring or fittings, fixtures or other utility supply equipment provided by the Landlord when the Tenant becomes aware of any such damage and defect.

TO PERMIT LANDLORD TO ENTER & VIEW

4.15 To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the Premises to view the condition thereof and to take inventories of the fixtures and fittings therein.

TO EXECUTE REPAIR ON RECEIPT OF NOTICE

4.16 To make good all defects and wants of repair to the Premises for which the Tenant is liable hereunder within the period of seven (7) days from the receipt of written notice from the Landlord to make good the same or within such longer period as the circumstances may require, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord or its duly authorised agents to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable by action.

TO PERMIT ENTRY OF LANDLORD

4.17 To permit the Landlord and its duly authorised agents at all reasonable times after giving reasonable prior notice (but at any time without notice in case of emergency) to enter the Premises (and by force if necessary) for the purposes of security, fire fighting or inspecting or carrying out repairs, alterations or additions to or maintenance or

renewal of the Building the services, fixtures and fittings therein Provided that in carrying out such works the Landlord shall cause as little interference to the Tenant as is possible.

USER OF PREMISES 4.18 To use the Premises only for the purpose of the Tenant's own business as specified in the **THIRD SCHEDULE** hereto and to obtain all necessary licences and permissions under all legislation or regulations applicable to the use of the Premises for such purpose at the Tenant's own costs and expenses and to observe and comply with all such legislation and regulations.

WINDOW DISPLAYS 4.19 To install and at all times to maintain displays in the shop front windows or show cases (if any) contained within the entrance ways and frontage of the Premises to the satisfaction of the Landlord and to a standard and composition appropriate in the opinion of the Landlord to the reputation and standing of the Building and to alter any window or other display in or at the Premises immediately upon being required by the Landlord so to do on the ground that such displays will in the opinion of the Landlord prejudice the reputation or standing of the Building.

TO KEEP SHOPFRONT & SHOP SIGN LIT 4.20 At the Tenant's expense to keep lit any shopfront windows and showcases (if any) and signs of the Premises throughout the hours during which the common areas of the Building are open to the public and for the better observance hereof the Tenant shall permit the Landlord or its agent to control the electrical circuits to the said shopfront windows showcases and signs and the Tenant shall be required to have such electrical circuits connected and wired to allow the Landlord such control. For the purpose of this Clause shopfront windows shall be deemed to include those parts of the interior of the Premises used for display purposes immediately fronting onto the common areas of the Building or street frontage.

TO KEEP PREMISES OPEN & PROVIDE FIRST CLASS SERVICE 4.21.1 To keep the Premises and all parts thereof open for business at all times of the year during normal business hours and without prejudice to the generality of the foregoing any suspension of the Tenant's business or part thereof for a period of more than three (3) consecutive days without the prior written consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Agreement and to regain possession of the Premises.

4.21.2 To furnish first class service to patrons and customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a first class shopping and commercial centre. In particular but without limitation to the generality of the foregoing the Landlord reserves the right to require the cessation of any activity conducted upon the Premises whether or not previously specifically permitted by the Landlord which causes or in the opinion of the Landlord is likely to cause danger nuisance or annoyance to other tenants and/or the patrons or invitees of the Tenant or of other tenants or to other occupiers of the Building.

NOT TO DISPLAY EXCEPT WITH APPROVAL & DIRECTORY BOARDS, ETC. 4.22.1 Not without the previous written consent of the Landlord to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard, sign, decoration or other device whether illuminated or not which may be visible from outside the Premises, save that :-

(a) The Tenant shall be entitled to display its name exhibited in Chinese and English in uniform letter or characters approved by the Landlord on the directory boards

of the Building at the Tenant's expenses Provided that all relevant drawings of such lettering and characters shall have been approved by the Landlord, and all relevant Government department (if necessary).

(b) The Tenant shall be entitled at its own expenses to have its name painted or affixed in plain lettering and/or characters approved by the Landlord on the glass panel of the entrance door or doors of the Premises.

4.22.2 To pay the Landlord and/or the Manager immediately upon demand the costs of affixing or replacing as necessary the Tenant's name in lettering to the directory boards at the Building.

4.22.3 If the Tenant carries on business under a name other than its own name it shall be entitled to have that name displayed aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent require the Tenant to produce such evidence as it shall think fit to show that no breach of Clause 4.36 has taken place or is about to take place.

NOT TO ERECT SIGNS 4.23 Not to erect exhibit or display within or on the exterior of the Premises or the Building any aerial flagpole or other device whether illuminated or not unless the same and the proposed location thereof shall have previously been approved in writing by the Landlord.

INDEMNIFICATION OF LANDLORD & INSURANCE, ETC. 4.24.1 To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of (i) the lifts exclusively serving the Premises; (ii) the external air-conditioning plant and equipment and the air-conditioning system installed by the Tenant within the Premises; and (iii) the interior of the Premises or of machinery or plant or any fixtures, fittings, wiring or piping therein for the repair of which the Tenant is the responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever origin from the Premises or any thereof or the external air-conditioning plant and equipment or through the act default or neglect of the Tenant its servants agents contractors licensees invitees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss damage or injury as aforesaid and all costs and expenses incidental thereto.

4.24.2 For the better observance of the Tenant's obligations aforesaid in the Tenant's name and at its expenses (or at the discretion of the Landlord permit the Landlord at the Tenant's expenses and in the name of the Tenant) :-

(a) To effect and maintain insurance cover to the satisfaction of the Landlord in respect of all such risks as aforesaid with such insurance company as the Landlord shall in its absolute discretion deem fit. The policy of insurance so effected to be endorsed to show the interest of the Landlord therein as the landlord of the Premises and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered modified restricted or cancelled without the express prior written consent of the

Landlord.

(b) To effect and maintain throughout the Term with a reputable insurance company of adequate insurance cover in the full replacement value thereof in respect of the following risks :-

(1) Glass : all glass now or hereafter within or forming part of the Premises.

(2) Water damage : including without limitation damage to trade fixtures and fittings occurring in respect of the use or misuse of the fire sprinkler system installed in the Premises or the misuse of water therein.

(3) Fire and extraneous perils : including adequate cover against loss or damage to stock, fixtures and fittings, articles of a decorative nature and personal effects.

4.24.3 The Tenant shall have the Landlord's interest as landlord of the Premises endorsed on the policy of insurance and shall whenever so required by the Landlord produce the policy of insurance and last premium receipt and a certificate from the said insurance company to confirm that the said policy is duly paid up and is valid and subsisting.

MISUSE

4.25 Not to permit or suffer any part of the Premises to be used for the purpose of gambling or for any illegal, immoral or improper purposes or so as to cause nuisance, annoyance, inconvenience, damage or danger to the Landlord or the occupiers of adjacent or neighbouring premises.

NO STORAGE OF MERCHANDISE & HAZARDOUS GOODS

4.26 Not to use the Premises or any part thereof for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's trade or business nor to keep or store or cause or permit to be kept or stored any dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

NOT TO KEEP ARMS & AMMUNITION

4.27 Not to keep, store, use, bring into or suffer to be kept, stored, used or brought into the Premises or the Building or any part thereof any arms or ammunition (as defined in the Firearms and Ammunition Ordinance (Cap.238)).

NOT TO KEEP ANIMALS, ETC

4.28 Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, roaches or other pests or vermin.

NOT TO PREPARE FOOD & CAUSE ODORS, ETC.

4.29 Not to prepare or permit or suffer to be prepared any food, save with the Landlord's prior written consent and save for heating of food by microwave, in the Premises or to cause or permit any offensive or unusual odors to be produced upon, permeate through or emanate from the Premises.

NOT TO CAUSE NUISANCE, ETC.

4.30 Not to make produce or suffer or permit to be made or produced any noise (including but not limited to music or sound produced by broadcasting from television radio and any apparatus equipment or instrument capable of creating producing or reproducing music or sound) or vibration or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to, and which causes any complaint from, the tenants or occupiers of adjacent or neighbouring premises.

NOT TO MAKE ALTERATIONS, ETC.

4.31 Not to make or permit to be made any alterations in or additions to the Premises or to the electrical and communications wiring, air-conditioning ducting (if any) lighting fixtures or other Landlord's fixtures and fittings or to install any plant equipment apparatus or machinery therein without having first obtained the written consent of the Landlord therefor or to cut, maim, or injure or suffer to be cut, maimed or injured any doors, windows, walls, structural members or other fabric thereof.

NOT TO INSTALL ADDITIONAL LOCKS & FITTINGS TO DOOR

4.32 Not to install additional bolts or other fittings (except additional locks) to the entrance doors of the Premises or in any way to cut, alter or otherwise change the appearance of the same without first having obtained the written consent of the Landlord

NOT TO INSTALL AIR-CONDITIONING & PLANT, ETC.

4.33 Not to install any air-conditioning plant or equipment (either in the windows or elsewhere) machinery or other mechanical apparatus of any kind on or at any part of the Premises without the prior written consent of the Landlord AND in the event of the Tenant installing private air-conditioning units in the Premises or any part thereof with the prior written consent of the Landlord the Tenant shall comply with the directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation or removal of such units.

NO PARTITIONING

4.34 Not to erect install or alter any partitioning of any kind in the Premises or any part thereof without having obtained the Landlord's prior written approval. Any such partitioning or alteration thereof approved by the Landlord shall be constructed or made at such position and with such material and in accordance with such other requirement (if any) as shall be directed or approved by the Landlord. All fees and expenses incurred by the Landlord in obtaining the approval of the Landlord's architects or consultants on the location of such partitioning or alteration shall be borne by the Tenant, including the costs and expenses of the removal or alteration of the fixtures and fittings of the Landlord as may be required by the Landlord and payment therefor to the Landlord as may be imposed as a pre-requisite of the Tenant obtaining such permission.

TO YIELD UP & RETURN IN BARE SHELL CONDITION

4.35 To yield up the Premises at the expiration or sooner determination of the Term in good clean substantial and proper repair and condition AND thereupon to surrender to the Landlord all keys leading to all parts of the Premises and to remove at the Tenant's expense all fixtures, fittings, additions, partitions, floor coverings, wall finishes, false ceilings, electrical installations and wirings, erections, and alterations made or installed upon or in the Premises by the Tenant and to re-instate restore and make good any damage caused by such removal or re-instatement and to return the Premises to the Landlord in "bare shell" condition Provided that the Tenant's obligations relating to removal or re-instatement under this Clause may be modified or varied by the Landlord notifying the Tenant in writing that the Landlord proposes without payment of any compensation to retain all or any of the said fixtures, fittings, additions, partitions, floor coverings, erections and alterations which the Tenant is otherwise liable to remove but subject to this proviso, the Tenant shall re-instate restore and make good any damage caused by such re-instatement or restoration and in the event of the Tenant failing so to do the Tenant shall on demand pay to the Landlord the cost of such re-instatement restoration or making good.

NOT TO ASSIGN OR PART WITH POSSESSION, ETC.

4.36 Not to transfer assign underlet license share or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, lending, sharing, or other means whereby any person not a party to this Agreement obtains the use or possession of the Premises or any part thereof for all or any part of the Term and irrespective of whether any rental or other consideration is given for such use or possession and in the event of any purported transfer, assignment, underletting, licensing, sharing or parting with the possession of the Premises (whether for monetary consideration or not) the Landlord shall be entitled to terminate this Agreement and the Tenant shall forthwith thereupon surrender vacant possession of the Premises to the Landlord without prejudice however to the rights of either party in respect of any antecedent breach of any of the agreements, terms and conditions contained herein. The tenancy created pursuant to this Agreement shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause :-

(a) In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

(b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual;

(c) In the case of a corporation, any reconstruction, amalgamation, merger or voluntary liquidation or any change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof; or

(d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

NO TOUTING

4.37 Not without the Landlord's prior consent to permit any touting or soliciting for business or the distribution of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents or licensees.

PARKING & LOADING

4.38.1 Not to part in, obstruct, or otherwise use or permit to be parked in, obstructed or otherwise used by any employee agent licensee or invitee of the Tenant those areas (if any) of the Building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Landlord and/or the Manager.

4.38.2 To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Landlord and/or the Manager for this purpose from time to time.

4.38.3 Not to bring onto or permit to remain on the Premises any safes, machinery, goods or other articles that will or may strain or damage the Premises or any part of them.

DISPOSAL OF REFUSE	4.39	To ensure that all garbage and refuse are removed to such location and disposed of by arrangement with and in containers as specified by the Landlord or its agents or the Manager of the Building from time to time. The Tenant shall ensure that all refuse containers shall be fully sealed at all times.
RESTRICTION ON DELIVERIES	4.40	Not to take delivery of furniture equipment fittings or bulky items in and out of the Building during the hours specified in the **FOURTH SCHEDULE** hereto and only in the lift designated for that purpose by the Landlord and/or the Manager.
NOT TO BLOCK ENTRANCES, ETC.	4.41	Not to place or leave in the entrance, lifts, staircases, passages, lobbies, landings or other common areas of the Building any boxes, furniture, chattels, refuse or rubbish or otherwise encumber the same.
OVERNIGHT OPERATIONS & GUARDS, ETC.	4.42	Not to permit or suffer any person to remain in the Premises or the Building overnight without the Landlord's prior written consent. Such consent shall only be given to enable the Tenant to operate its business or to post watchmen to guard the contents of the Premises which shall not be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) or any other enactment or modification thereof for the time being in force.
NOT TO VITIATE INSURANCES	4.43	Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or against claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased, and (if so required) to repay to the Landlord the expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this Clause.
TO COMPLY WITH ORDINANCE & GOVERNMENT LEASE, ETC.	4.44	To be answerable and responsible for the consequence of any breach of local Ordinances Orders in Council or Regulations by any occupier of the Premises and not to do anything which would amount to a breach or non-observance of the negative obligations imposed by virtue of provisions of the Government Lease under which the Landlord holds the Premises and to indemnify the Landlord against any breach of the terms of this Clause.
OBSERVANCE OF DEED OF MUTUAL COVENANT	4.45	Not to do anything which would amount to a breach or non-observance of the negative obligations imposed by virtue of the terms, conditions, agreements and restrictions contained or referred to in any Deed of Mutual Covenant or Sub-deed of mutual covenant relating to the Building and/or the Premises and to indemnify the Landlord against any such breach or non-observance.
COMPLIANCE OF BUILDING RULES, ETC.	4.46	To obey and comply with such Building Rules and House Rules as may from time to time be made or adopted by the Landlord or the Manager of the Building in accordance with any Deed of Mutual Covenant or Sub-deed of mutual covenant by the Management Committee of the Incorporated Owners of the Building and/or any Management Agreement in relation to the management of the Premises.
INDEMNITY BY TENANT	4.47	To indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expense liabilities and claims whatsoever by the tenants and occupiers of any other parts of the Building any act or liability caused by or arising from the act, neglect or default (irrespective of whether wilful or not) of the Tenant or

any invitee or licensee of the Tenant or any workmen servants or customers permitted by the Tenant to be in the Premises or any part thereof.

EXCLUSION OF LANDLORD'S LIABILITY

4.48 Not to hold the Landlord liable in any way to the Tenant or to any person whomsoever in respect of any injury damage or loss of business or other liability whatsoever which may be suffered by the Tenant or by any other person or any property howsoever caused and in particular, but without limitation, caused by or through or in any way owing to :-

(a) any interruption of any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of mechanical electrical or other defect or breakdown or other defect or breakdown or other inclement conditions or unavoidable shortage of fuel materials water or labour or any cause whatsoever;

(b) the act neglect or default of the tenants and occupiers of any other parts of the Building and their employees agents customers licensees and invitees;

(c) any defect in the supply of electricity or from any surge reduction variation interruption or termination in the supply of electrical power;

(d) any defect in the supply of water or from any reduction variation interruption or termination in the supply of water;

(e) any typhoon landslide subsidence of the ground escape of fumes smokes fire leakage of water or electric current from the water pipes or electric wiring cables or ducts situate in upon or in any way connected with the Building or any part thereof or dropping or falling of any article object or material whatsoever including cigarette ends, glass or tiles, the escape of water, fumes, smokes, fire or electricity or vibrations from any floor office or premises forming part of the Building or in the neighbourhood;

(f) the defective or damaged condition of the Premises or the Landlord's fixtures therein or any part thereof; or

(g) the security and safekeeping of the Premises or loss or damage of any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

FURNITURE

4.49 To keep the Furniture clean and in good repair order and preservation and to make good all damage therein arising otherwise than from reasonable and proper use and to replace with similar articles of at least equal value of such part thereof as may at any time be destroyed or lost or so damaged as to be incapable of complete reinstatement to their former condition and not without the previous written consent of the Landlord to remove any of the Furniture except only for the purpose of necessary repairs and to yield up the same or any replacements thereof upon the Premises at the expiration or soon determination of the term in such state of repair condition order and preservation.

LANDLORD'S AGREEMENTS

5. **THE LANDLORD HEREBY AGREES WITH THE TENANT** (subject to the Tenant duly paying the Rent, Rates, Service Charges and other outgoings and charges

hereinbefore referred to and observing and performing the agreements herein contained) as follows:

QUIET ENJOYMENT 5.1 To permit the Tenant to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

TO PAY TAX, ETC. 5.2 To pay the Property Tax, Government Rent and expenses of a capital or non-recurring nature in respect of the Premises.

SECURITY DEPOSIT 6.1 Upon the signing hereof the Tenant shall pay to the Landlord the sum specified as Security Deposit in the **SECOND SCHEDULE** hereto (the "**Security Deposit**") to secure the due performance and observance of the Tenant's agreements, restrictions, stipulations and conditions herein contained.

FORFEITURE & DEDUCTION OF DEPOSIT 6.2 The Security Deposit shall be retained by the Landlord throughout the Term without payment of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements, restrictions, stipulations and conditions aforesaid, the Landlord shall be entitled to terminate this Agreement and forfeit the Security Deposit absolutely as liquidated damages and not as penalty. Notwithstanding the foregoing, the Landlord may in any such event elect not to terminate this Agreement but to deduct from the Security Deposit the amount of any rent and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, restrictions, stipulations or conditions insofar as this may be possible. In the event of any deduction being made by the Landlord from the Security Deposit in accordance herewith the Tenant shall as a condition precedent to the continuation of this Agreement within seven (7) days from the date of demand in writing given by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement and in which event the Security Deposit (or the balance thereof) shall be absolutely forfeited to the Landlord as hereinbefore provided.

REPAYMENT OF DEPOSIT 6.3 Subject to the provisions of Clause 6.2, the Security Deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within thirty (30) days of the settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of or outstanding rent and other charges or in respect of any breach, non-observance or non-performance of any of the agreements, restrictions, stipulations and conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

TRANSFER OF DEPOSIT 6.4 If at any time during the Term, the Landlord shall sell or otherwise assign the Premises, the Landlord may at any time transfer to the new owner (the "**New Owner**") the Security Deposit or the balance thereof (if any) in the event of the Landlord being entitled to exercise its right of deduction as aforesaid and upon such transfer, the Landlord (which in this context shall exclude its assigns) shall be released from any liability or obligation hereunder to refund the Security Deposit or any balance thereof to the Tenant.

FURTHER PROVISIONS	7.	**IT IS HEREBY AGREED AND DECLARED** as follows :
BUILDING NAME	7.1	The Landlord shall be entitled to name and rename the Building in such name and style as its may in its absolute discretion determine Provided that the Landlord shall give not less than three (3) months notice of its intention to change the name of the Building and the Tenant shall not make any protest against such change of name or claim against the Landlord for any loss damage compensate or remedy of whatsoever nature consequential to such change of name of the Building.
RELOCATION OF ENTRANCES & DOORWAYS, ETC.	7.2	The Landlord shall have the right at any time without constituting or incurring any liability to the Tenant therefor to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, landings, staircases, lobbies, lifts, escalators, toilets or other public parts of the Building or any services or apparatus serving the Building.
LANDLORD'S RIGHTS TO REDEVELOP	7.3	If at any time during the Term the Landlord intends to redevelop the Building (which intention to redevelop shall be sufficiently evidenced by a resolution to such effect passed by the directors of the Landlord) then the Landlord shall be entitled to, notwithstanding any provisions herein contained, terminate this Agreement by giving six (6) months' notice in writing to the Tenant terminating this Agreement and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and determine but without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any antecedent claim or breach of any of the agreements, restrictions, stipulations and conditions contained herein.
LANDLORD'S RIGHTS TO RENOVATE, ETC.	7.4	If at any time during the Term the Landlord intends to renovate, alter or make addition to any part of the Building thereby causing annoyance or disturbance to the Tenant, on condition that annoyance or disturbance is not unreasonably excessive or for an unreasonable long period of time the Tenant shall not be entitled to make any claim against the Landlord for any loss, injury or damage suffered by the Tenant as a result of such renovation, alternation or addition nor shall the same constitute any breach of any of the Landlord's obligations hereunder.
RE-ENTRY	7.5	If the Rent or any other sums payable hereunder or any part thereof shall be unpaid for seven (7) days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach non-observance or non-performance of any of the agreements, restrictions, stipulations and conditions herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation it shall be lawful for the Landlord by three (3) days prior written notice at any time thereafter to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon this Tenancy Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach non-observance or non-performance by the Tenant of any of the terms of this Tenancy Agreement. All costs and expenses incurred by the Landlord (including legal costs on a solicitor-and-client basis) in demanding payment of the Rent and other charges and payments aforesaid (if the Landlord elects to demand) and/or recovering possession arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

ABATEMENT OF RENT

7.6 If the Premises or any part thereof shall be rendered unfit for the Tenant's use or rendered inaccessible, or destroyed or damaged by fire, typhoon, act of God, force majeure or any other cause beyond the control of the Landlord (other than on account of the Tenant's act neglect or default) and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall forthwith abate and cease to be payable until the same shall have been again rendered fit for the Tenant's use and accessible or until (as the case may be) the relevant order shall have been uplifted Provided that :-

(a) if the Landlord shall consider it uneconomical to repair rebuild or replace the Premises whether or not in the same form or if any competent authority shall refuse permission for or otherwise prevent any rebuilding or replacement the Tenant shall be entitled within one (1) month of the notification by the Landlord of its decision or such refusal or prevention as the case may be subject to there having been no breach of its obligations hereunder forthwith to terminate this Tenancy Agreement by serving written notice on the Landlord without prejudice to any antecedent claims or causes of action which either party hereto may have against the other hereunder; or

(b) if the Premises shall not be repaired or reinstated within six (6) months of its being rendered unfit for the Tenant's use or inaccessible or being declared as a dangerous structure or subject to a demolition order or closing order either party hereto may terminate this Agreement by giving not less than one (1) month's notice in writing to the other and upon the expiration of such notice this Agreement shall absolutely determine but without prejudice as aforesaid.

DISTRESS OF RENT

7.7 For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner hereinbefore provided for payment thereof. All costs of and incidental to the demand for rent distraint (including legal costs on a solicitor-and-client basis) for the recovery of rent or any other sums due hereunder shall be recoverable from the Tenant as a debt.

EXCLUSION OF WARRANTIES

7.8 The Landlord does not represent or warrant that the Premises are suitable for the use or purposes specified in the **THIRD SCHEDULE** hereto and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licences or permits from all Government or Public Authorities in respect of the conduct of the Tenant's business in the Premises and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with such business as aforesaid AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.

LETTING NOTICES & ENTRY

7.9 During the three (3) months immediately before the expiration or sooner determination of the Term the Landlord shall be at liberty to affix and maintain in a reasonable manner without interference upon any external part of the Premises a notice stating that

the Premises are to be let or sold and such other information in connection therewith as the Landlord shall reasonably require and the Tenant shall permit all persons authorized by the Landlord to enter and view the Premises and every part thereof at all reasonable time by prior notice during the aforementioned period of three (3) months.

LANDLORD'S RIGHT OF DISPOSAL 7.10 Nothing herein contain shall be interpreted or construed to restrict or encumber the right of the Landlord in any manner whatsoever to sell to or otherwise dispose of the Building including the Premises (but subject to this Agreement) to any third party as the Landlord in its absolute discretion may decide upon any terms and conditions the Landlord in its absolute discretion may consider appropriate.

ACTS OF THIRD PARTIES, ETC. 7.11 For the purposes of these presents any act, default neglect or omission of any employee, agent licensee or invitees of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

CONDONATION 7.12 No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent or approval given by the Landlord shall operate as a consent or approval (as the case may be) only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with necessity of obtaining the specific written consent of the Landlord in future, unless expressly so provided.

SERVICE OF NOTICES 7.13 Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post to or left at the Premises or at the registered office or last known address in Hong Kong of the Tenant and any notice required to be served on the Landlord shall be sufficiently served if delivered to or despatched by registered post to or left at the last known address of the Landlord in Hong Kong or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

REGULATIONS 7.14.1 The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may consider necessary for the proper operation and maintenance of the Building.

7.14.2 Such Regulations shall be supplementary to the terms and conditions contained in this Tenancy Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Tenancy Agreement shall prevail.

NO CONFERMENT OF INTEREST 7.15 Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in Section 16(1) of the Conveyancing and Property Ordinance (Cap.219) save those expressly set out herein.

COSTS & STAMP, ETC.	7.16	The preparation approval and completion of this Tenancy Agreement and the stamp duty and registration fee (if any) payable on this Agreement shall be borne by the parties in such manner as provided in the **FIFTH SCHEDULE** hereto.
RENT-FREE PERIOD	7.17	The Tenant shall enjoy and be entitled to a Rent-Free Period as specified in the **SIXTH SCHEDULE** hereto (if any).
OPTION TO RENEW	7.18	The Tenant shall be entitled to an option to renew this Tenancy Agreement for such term and on such conditions as specified in the **SEVENTH SCHEDULE** hereto (if any).
SPECIAL CONDITIONS	7.19	This Tenancy Agreement is subject to the Special Terms and Conditions as specified in the **EIGHTH SCHEDULE** hereto (if any).
PREMIUM	7.20	The Tenant hereby expressly declares that it has paid no premium, construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorized by the Landlord for the possession of the Premises or for the granting of the tenancy hereby created.
INTERPRETATION	7.21.1	The expression the "Tenant" shall (where the context permits) mean and include the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation its successors in title or any liquidators thereof.
	7.21.2	Where the Tenant comprises more than one individual all agreements undertakings and agreements made by the Tenant herein shall be deemed to be made jointly and severally by all the persons comprising the Tenant.
	7.21.3	In this Tenancy Agreement unless the context requires otherwise words importing the masculine feminine or neuter gender shall include the others of them and words importing the singular number shall include the plural and vice versa.
MARGINAL NOTES	7.22	The marginal notes of the clauses of this Agreement are for reference only and it is hereby declared that these marginal notes shall not be deemed a part of this Agreement.
EXCLUSION OF REPRESENTATION & RIGHTS	7.23	This Agreement sets out the full agreement between the parties hereto. No other warranties or representations have been made or given relating to the Landlord, the Tenant, the Building, or the Premises or if any warranty or representation has been made the same is hereby waived.

THE FIRST SCHEDULE

LANDLORD	:	TOP POWER DEVELOPMENT LIMITED (Business Registration No. 11406427) whose registered address is situated at 9th Floor, Allied Kajima Building, 138 Gloucester Road, Wanchai, Hong Kong
TENANT	:	BC WEALTH MANAGEMENT LIMITED (Business Registration No. 63931054) whose registered address is situated at Unit A-C, 33rd Floor, Tower A, Billion Centre, No.1 Wang Kwong Road, Kowloon Bay, Hong Kong
PREMISES	:	Units A, B & C on 33rd Floor, Tower A and Carparking Space No. P24 on 2nd Floor, Billion Centre, No. 1 Wang Kwong Road, Kowloon Bay, Hong Kong, which said units are for the purpose of identification only coloured pink on the plan attached hereto.
BUILDING	:	The multi-storey commercial building known as "BILLION CENTRE", NKIL 5925 RP, Kowloon Bay, Hong Kong
FURNITURE	:	A handover list shall be agreed by both parties upon obtaining possession of the premises by the Tenant.

THE SECOND SCHEDULE

TERM : For the period of ONE (1) YEAR, commencing from 12th November 2020 and expiring 11th November 2021 (both days inclusive).

RENT : The Rent (exclusive of Service Charges and Rates) for the Term shall be Hong Kong Dollars ONE HUNDRED NINETY THREE THOUSAND SEVEN HUNDRED NINETY EIGHT ONLY (HK$193,798.00) per calendar month.

SERVICE CHARGES : Means the aggregate of Management Fee and Air-conditioning Charges in the sum of HK$23,331.00 per calendar month subject to periodic review in manner as set out in Clause 2.2 hereof.

The supply of condensing water for air-conditioner shall be 24 hours daily, all Sundays and holidays included provided by the Manager.

SECURITY DEPOSIT : The sum of Hong Kong Dollars SEVEN HUNDRED AND TWO THOUSAND AND TWENTY SEVEN ONLY (HK$702,027.00) only equivalent to THREE (3) months' Rent, Service Charges and ONE (1) quarter of Rates.

THE THIRD SCHEDULE

USER	:	The Premises shall be used by the Tenant for commercial purpose as an Office.

THE FOURTH SCHEDULE

BULKY DELIVERIES	:	As prescribed by the Manager of the Building from time to time

THE FIFTH SCHEDULE

COST, STAMP AND DUTIES, ETC.	:	Each party shall pay and bear its own legal costs and disbursements of and incidental to the preparation and completion of this Agreement, and the stamp duty on this Agreement and its counterpart shall paid and borne by the Landlord and Tenant in equal shares

THE SIXTH SCHEDULE

RENT FREE PERIOD	:	Nil

THE SEVENTH SCHEDULE

OPTION TO RENEW	:	Nil

THE EIGHTH SCHEDULE

SPECIAL TERMS AND CONDITIONS : The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set forth below :-

(1) The Premises are to be let in their 'as-is' condition with existing fixtures fittings and moving items . All the costs of fitting out and maintenance, including but not limited to existing and forgoing lighting, plumbing, ventilation, electrical, fixtures and fittings, partitioning systems, I.T. and digital equipment, etc. inside the Premises shall be borne by the Tenant.

(2) Any alterations to the fire service installations (including the sprinkler system), whether due to the installation of false ceiling or other reasons, is subject to the prior consent of the Landlord / Management Office and the approval of the Fire Services Department. The alteration work must be carried out by a licensed Fire Service Contractor designated by the Landlord / Management Office at the costs of the Tenant

(3) Plans of all the building, fitting out and E&M installations which the Tenant wishes to do to be submitted in full detail by the Tenant to the Landlord / Management Office for approval in writing prior to the commencement of work.

(4) The Landlord / Management Office by giving prior notice shall be entitled without reference to and without interference by the Tenant to carry out from time to time renovation, repair, maintenance, and construction work of whatsoever nature to the exterior and common areas of the Building in which the subject Premises are situated and other part or parts of the Building. The Landlord shall not be liable in any circumstance to the Tenant or any other person whomsoever in respect of any claim, demand or law suit on account of nuisance, interference, loss of business or customer and any other economic loss or damage of whatsoever nature and description caused by or arising out of directly or indirectly the carrying out or execution of any work in this clause mentioned.

IN WITNESS whereof the parties have executed this Tenancy Agreement the day and year first above written.

SIGNED by LEE Shu Yi)
)
)
for and on behalf of the Landlord in the presence of :-)

For and on behalf of
TOP POWER DEVELOPMENT LIMITED
天權發展有限公司
Authorized Signature(s)

Chris Fong

SIGNED by WANG JIAN)
)
)
for and on behalf of the Tenant in the presence of :-)

For and on behalf of
BC Wealth Management Limited
百川財富管理有限公司
Authorized Signature(s)

Witness Signature :

Name : YU PUI MAN

RECEIVED on the day and year first above written of and from the Tenant the sum of HONG KONG DOLLARS SEVEN HUNDRED AND TWO THOUSAND AND TWENTY SEVEN ONLY (HK$702,027.00) being deposit money above expressed to be paid by the Tenant to the Landlord.)

For and on behalf of
TOP POWER DEVELOPMENT LIMITED
天權發展有限公司
Authorized Signature(s)

RA

33rd Floor, Tower A, Billion Centre, 1 Wang Kwong Road, Kowloon Bay, Kowloon

VICTORIA HARBOL



A
B
C
D
E
OFFICE

WANG KWONG RO

FOR IDENTIFICATION PURPOSES ONLY

N.K.I.L. 5925 R.P.

BILLION CENTRE

1 WANG KWONG ROAD


DRIVEWAY
DRIVEWAY

2/F PLAN

LEUNG SAI HUNG

HKIA AUTHORIZED PERSON

(FOR IDENTIFICATION PURPOSE ONLY)